Exhibit 99.1

Adial Pharmaceuticals Regains Full Compliance with Nasdaq Listing Requirement

Company Highlights Advanced Partnering Discussions as AD04 Advances Toward Phase 3

GLEN ALLEN, Va., February 24, 2026 — Adial Pharmaceuticals, Inc. (NASDAQ: ADIL) (“Adial” or the “Company”), a clinical-stage biopharmaceutical company focused on developing therapies for the treatment and prevention of addiction and related disorders, today announced that it received notice from Nasdaq on February 23, 2026, that the Company has regained compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). Nasdaq determined that for the last 10 consecutive business days, from February 6 through February 20, 2026, the closing bid price of the Company’s common stock has been at $1.00 per share or greater.

The Company has now successfully resolved its Nasdaq compliance issue and Nasdaq has advised that the matter is now closed.

Cary Claiborne, President and Chief Executive Officer of Adial, commented, “Regaining compliance represents an important milestone as we advance AD04 toward the pivotal Phase 3 program. Over the past several quarters, we have refined our clinical strategy, strengthened regulatory alignment, enhanced manufacturing readiness, and expanded our partnering efforts. We are currently engaged in advanced strategic partnering discussions that we believe could support the next phase of AD04’s development and future commercialization in key markets. We look forward to providing additional updates in the near term.”

About Adial Pharmaceuticals, Inc.

Adial Pharmaceuticals is a clinical-stage biopharmaceutical company focused on the development of treatments for addictions and related disorders. The Company’s lead investigational new drug product, AD04, is a genetically targeted, serotonin-3 receptor antagonist, therapeutic agent for the treatment of Alcohol Use Disorder (AUD) in heavy drinking patients. Adial is currently planning to conduct a new Phase 3 clinical trial program for the treatment of AUD in subjects with certain target genotypes identified using the Company’s proprietary diagnostic genetic test. The Company’s recent ONWARD Phase 3 clinical trial showed promising results in reducing drinking in heavy drinking patients, with no overt safety or tolerability concerns. AD04 is also believed to have the potential to treat other addictive disorders such as Opioid Use Disorder, gambling, and obesity. Additional information is available at www.adial.com.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements are based upon various facts and derived utilizing numerous important assumptions and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. The forward-looking statements include statements regarding advancing AD04 toward the pivotal Phase 3 program, engaging in advanced strategic partnering discussions that could support the next phase of AD04’s development and future commercialization in key markets, providing additional updates in the near term and the potential of AD04 to treat other addictive disorders such as Opioid Use Disorder, gambling, and obesity. Any forward-looking statements included herein reflect our current views, and they involve certain risks and uncertainties, including, among others, our ability to pursue our regulatory strategy, our ability to advance ongoing partnering discussions, our ability to obtain regulatory approvals for commercialization of product candidates or to comply with ongoing regulatory requirements, our ability to develop strategic partnership opportunities and maintain collaborations, our ability to obtain or maintain the capital or grants necessary to fund our research and development activities, our ability to complete clinical trials on time and achieve desired results and benefits as expected, regulatory limitations relating to our ability to promote or commercialize our product candidates for specific indications, acceptance of our product candidates in the marketplace and the successful development, marketing or sale of our products, our ability to maintain our license agreements, the continued maintenance and growth of our patent estate and our ability to retain our key employees or maintain our Nasdaq listing. These risks should not be construed as exhaustive and should be read together with the other cautionary statement included in our Annual Report on Form 10-K for the year ended December 31, 2024, subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was initially made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

Contact:

Crescendo Communications, LLC

David Waldman / Alexandra Schilt

Tel: 212-671-1020

Email: adil@crescendo-ir.com